SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 18, 2006
Date of Report (date of earliest event reported):

TRITON DISTRIBUTION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-51046	84-1039067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

One Harbor Drive, Suite 300
Sausalito, California 94965
(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 339-4600

Petramerica Oil, Inc.
(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2006, we entered into a consulting agreement with Univest Group Ltd. Whereby Univest is to identify and refer travel vendor companies in the exclusive region and elsewhere to us as potential customers of our products. The initial term of the agreement expires on February 28, 2008. Univest will be paid a fee of 15% of the total revenue generated from customers it refers.

Item 3.02 Unregistered Sales of Equity Securities.

On September 18, 2006, we completed a private placement offering of 3,450,000 shares of our common stock to one accredited investor, Al-Deera Holding Company KSCC, for an aggregate purchase price of $2,760,000. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation S, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

On September 20, 2006, we completed a private placement offering of 287,500 shares of our common stock to one accredited investor, Univest Group Kuwait, for an aggregate purchase price of $230,000. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation S, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 5.02 Election of Director

On September 18, 2006, Mr. Khaled Magdy El-Marsfy was appointed as a member of the board of directors.

Mr. El-Marsafy is the Co-Founder, Vice Chairman and a major shareholder of Univest Group, Kuwait. He handles Univest's global investment activities, including sourcing, structuring and developing its offered products. Since Univest became a part of Al-Deera Holding Company KSCC in September 2006, Mr. El-Marsafy took over the position of President and General Manager at Al-Deera. He is responsible for all of the company's day to day operations and investment activities. Mr. El Marsafy has spent over 12 years in global financial markets. Mr. El-Marsafy has worked for over 4 years at Fletcher Asset Management; a New York based Hedge Fund where he structured its private equity investments. Previously, he spent over 4 years with Union Bank of Switzerland as its Product Manager and Risk Controller in the bank's Equity Trading Group. He started his career with Arab Bank PLC in New York in its Private Banking Group. Mr. El-Marsafy is a member of the Arab Bankers Association of North America and various other international organizations. He also serves on the Boards of many companies both in Kuwait and in the USA. He is a member of the Board of Kuwait National Lubricant Oil Company KSCC, Kuwait, IFA Hotels and Resorts KSCC, Kuwait, PCNY, LLC USA, The Chart Group USA, and Good Food Company Kuwait. Mr. El-Marsafy holds a Bachelor of Science in Business Administration & International Finance from University of Hartford, USA.

Item 9.01	Financial Statements and Exhibits

The Company hereby files the following exhibits pursuant to requirements of Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Al-Deera Holding Company subscription agreement
10.2	Univest Group subscription agreement
10.3	Amendment to Al-Deera Holding Company and Univest Group subscription agreements
10.4	Consulting agreement with Univest Group

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 22, 2006

Triton Distribution Systems, Inc.

By:	/s/ Gregory Lykiardopoulos
Gregory Lykiardopoulos
Chief Executive Officer